Exhibit 99.1

                                              Contact:  Peter W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788

LOEWS CORPORATION
-----------------

FOR IMMEDIATE RELEASE
---------------------

                           LOEWS CORPORATION REPORTS
                           -------------------------
                   NET INCOME FOR THE THIRD QUARTER OF 2004
                   ----------------------------------------

  NEW YORK, October 28, 2004-Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2004 third quarter of $277.6 million, compared to a loss of $1,382.9 million in the 2003 third quarter. Consolidated net income for the first nine months of 2004 was $728.5 million, compared to a loss of $978.1 million in the comparable period of the prior year.

  Net income (loss) and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

                                                                      September 30,
                                                      ------------------------------------------
                                                         Three Months            Nine Months
                                                      ------------------------------------------
(In millions, except per share data)                      2004      2003       2004      2003
                                                      ------------------------------------------

Net income (loss) attributable to Loews common stock:
  Income (loss) before net investment gains
   (losses) (a)                                         $ 245.9  $(1,573.3)  $ 791.5  $(1,416.1)
  Net investment gains (losses) (b)                       (21.7)     107.8    (191.4)     302.2
                                                      ------------------------------------------
  Income (loss) from continuing operations                224.2   (1,465.5)    600.1   (1,113.9)
  Discontinued operations-net                                 -       55.8         -       55.4
                                                      ------------------------------------------
Net income (loss) attributable to Loews common stock      224.2   (1,409.7)    600.1   (1,058.5)
Net income attributable to Carolina Group stock            53.4       26.8     128.4       80.4
                                                      ------------------------------------------
Consolidated net income (loss)                          $ 277.6  $(1,382.9)  $ 728.5  $  (978.1)
                                                      ==========================================

Per share:
  Income (loss) per share of Loews common stock:
   Income (loss) from continuing operations             $  1.21  $   (7.90)  $  3.24  $   (6.01)
   Discontinued operations-net                                -       0.30         -       0.30
                                                      ------------------------------------------
  Net income (loss) per share of Loews common stock     $  1.21  $   (7.60)  $  3.24  $   (5.71)
                                                      ==========================================
  Net income per share of Carolina Group stock          $  0.92  $    0.67   $  2.21  $    2.01
================================================================================================

Book value per share of Loews common stock:
  September 30, 2004                                    $ 62.78
  December 31, 2003                                     $ 60.92
================================================================================================

(a) Includes income of $116.5 (after tax) for the three and nine months ended September 30, 2004 from an investee's sale of four ultra-large crude oil tankers.
(b) Includes a loss of $352.9 (after tax and minority interest) for the nine months ended September 30, 2004 related to CNA's sale of its individual life insurance business.

Quarter Ended September 30, 2004 Compared With 2003
---------------------------------------------------

  Net income attributable to Loews common stock for the third quarter of 2004 amounted to $224.2 million or $1.21 per share, compared to a loss of $1,409.7 million or $7.60 per share in the comparable period of the prior year.

  Income before net investment gains (losses) attributable to Loews common stock amounted to $245.9 million in the third quarter of 2004 compared to a loss of $1,573.3 million in the comparable 2003 quarter. Results for 2004 include charges at CNA Financial Corporation, the Company's 91%-owned subsidiary, of $158.8 million (after tax and minority interest) due to the impact of Hurricanes Charley, Frances, Ivan and Jeanne, partially offset by income of $116.5 million (after taxes) from Hellespont Shipping Corporation, a 49%-owned company, following the sale of its four ultra-large crude oil tankers. The 2003 third quarter results include significant charges by CNA for net prior year development of $1,345.8 million (after tax and minority interest) and an increase in bad debt reserves for insurance and reinsurance receivables of $298.9 million (after tax and minority interest).

  Net income attributable to Loews common stock includes net investment losses of $21.7 million (after tax and minority interest) compared to net investment gains of $107.8 million (after tax and minority interest) in the comparable period of the prior year. The decline is due primarily to losses at CNA related to derivative securities held to mitigate the effect of changes in long term interest rates on the value of the fixed maturity portfolio. While a decrease in long term interest rates during the third quarter resulted in a realized loss related to these derivatives, the fair value of CNA's fixed maturity portfolio benefited from the interest rate movements resulting in an increase in the Company's shareholders' equity. Consolidated net loss in the third quarter of 2003 also includes a gain from discontinued operations of $55.8 million, or $0.30 per share of Loews common stock, related to the sale of a hotel property.

  Net income attributable to Carolina Group stock for the third quarter of 2004 was $53.4 million, or $0.92 per Carolina Group share, compared to $26.8 million, or $0.67 per Carolina Group share, in the third quarter of 2003. The Company is issuing a separate press release reporting the results of the Carolina Group for the third quarter of 2004.

  Consolidated revenues in the third quarter of 2004 amounted to $3.8 billion compared to $3.9 billion in the comparable 2003 quarter. The decline in revenues reflects CNA's sale of its group benefits business in December of 2003 and individual life insurance business in April of 2004.

Nine Months Ended September 30, 2004 Compared With 2003
-------------------------------------------------------

  Net income attributable to Loews common stock for the first nine months of 2004 amounted to $600.1 million or $3.24 per share, compared to a loss of $1,058.5 million or $5.71 per share in the comparable period of the prior year.

  Income before net investment losses attributable to Loews common stock amounted to $791.5 million in the first nine months of 2004 compared to a loss of $1,416.1 million in the comparable period of the prior year. Results for 2004 include income from the Hellespont Shipping Corporation transaction and the charges from the impact of the four hurricanes. The net loss in 2003 reflects CNA's unfavorable net prior year development and increase in bad debt reserves as discussed above.

  Net income attributable to Loews common stock includes net investment losses of $191.4 million (after tax and minority interest), compared to net investment gains of $302.2 million (after tax and minority interest) in the comparable period of the prior year. The increase in net investment losses is due primarily to a loss of $352.9 million (after tax and minority interest) from CNA's sale of its individual life insurance business and losses related to derivative securities discussed above.

  Net income attributable to Carolina Group stock for the first nine months of 2004 was $128.4 million or $2.21 per Carolina Group share, compared to $80.4 million or $2.01 per Carolina Group share in the comparable period of the prior year.

  Consolidated revenues in the first nine months of 2004 amounted to $11.2 billion compared to $12.1 billion in the comparable period of the prior year. The decline in revenues reflects the sale of CNA's group benefits and individual life insurance businesses as well as the impact of the $618.6 million pretax investment loss related to the life sale.

                                     # # #

  At September 30, 2004, there were 185,499,300 shares of Loews common stock outstanding and 57,966,750 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries', outstanding common stock in the open market or otherwise.

  The Company has two classes of common stock, Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company's assets and liabilities, called the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. and Loews common stock, representing the economic performance of the Company's remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At September 30, 2004, the outstanding Carolina Group stock represents a 33.43% economic interest in the economic performance of the Carolina Group.

  A conference call to discuss the third quarter results of Loews Corporation has been scheduled for 11:00 a.m. EST, Thursday, October 28, 2004. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website following the call.

  A conference call to discuss the third quarter results of CNA has been scheduled for 10:00 a.m. EST, Thursday, October 28, 2004. A live broadcast of the call will be available online at the CNA website (http://investors.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 665-0430. An online replay will be available at CNA's website following the call.

FORWARD-LOOKING STATEMENTS

  Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company and CNA. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

                                                                     September 30,
                                                   ---------------------------------------------
                                                        Three Months          Nine Months
                                                   ---------------------------------------------
                                                       2004        2003        2004       2003
                                                   ---------------------------------------------
                                                   (Amounts in millions, except per share data)

Revenues:
  Insurance premiums and net investment income (a) $ 2,290.5   $ 2,678.1   $ 7,141.9  $ 8,479.4
  Manufactured products (b)                            918.0       880.1     2,625.5    2,578.4
  Other (c)                                            576.9       381.8     1,423.7    1,067.5
                                                   ---------------------------------------------
     Total                                           3,785.4     3,940.0    11,191.1   12,125.3
                                                   ---------------------------------------------

Expenses:
  Insurance claims & policyholders' benefits         1,596.4     4,341.7     4,859.3    8,319.6
  Cost of manufactured products sold (b)               523.7       532.7     1,558.6    1,489.6
  Other (d)                                          1,262.9     1,616.2     3,736.6    4,281.7
                                                   ---------------------------------------------
     Total                                           3,383.0     6,490.6    10,154.5   14,090.9
                                                   ---------------------------------------------

                                                       402.4    (2,550.6)    1,036.6   (1,965.6)
                                                   ---------------------------------------------

  Income tax expense                                   120.8      (916.4)      289.4     (735.3)
  Minority interest                                      4.0      (195.5)       18.7     (196.8)
                                                   ---------------------------------------------
     Total                                             124.8    (1,111.9)      308.1     (932.1)
                                                   ---------------------------------------------

Income (loss) from continuing operations               277.6    (1,438.7)      728.5   (1,033.5)
Discontinued operations-net (e)                                     55.8                   55.4
                                                   ---------------------------------------------
Net income (loss)                                  $   277.6   $(1,382.9)   $  728.5  $  (978.1)
                                                   =============================================

Net (loss) income attributable to:
  Loews common stock:
   Income (loss) from continuing operations        $   224.2   $(1,465.5)   $  600.1  $(1,113.9)
   Discontinued operations-net (e)                                  55.8                   55.4
                                                   ---------------------------------------------
  Loews common stock                                   224.2    (1,409.7)      600.1   (1,058.5)
  Carolina Group stock (f)                              53.4        26.8       128.4       80.4
                                                   ---------------------------------------------
                                                   $   277.6   $(1,382.9)   $  728.5  $  (978.1)
                                                   =============================================

Income (loss) per share of Loews common stock (g):
  Income (loss) from continuing operations         $    1.21   $   (7.90)   $   3.24  $   (6.01)
  Discontinued operations-net                                       0.30                   0.30
                                                   ---------------------------------------------
  Net income (loss)                                $    1.21   $   (7.60)   $   3.24  $   (5.71)
                                                   =============================================

Net income per share of Carolina Group stock (g)   $    0.92   $    0.67    $   2.21  $    2.01
                                                   =============================================

Weighted number of shares outstanding:
  Loews common stock                                  185.49      185.45      185.48     185.45
  Carolina Group stock                                 57.97       39.91       57.97      39.91

(a)  Includes investment gains (losses) of $(36.8), $179.5, $(349.2) and $503.2 for the respective periods. The nine months ended September 30, 2004 includes a loss of $618.6 related to CNA's sale of its individual life insurance business.
(b)  Includes excise taxes of $167.9, $173.1, $493.6 and $493.4 paid on sales of manufactured products for the respective periods.
(c)  Includes income of $179.3 ($116.5 after taxes)  in the three and nine months ended
     September 30, 2004 from an affiliate's sale of four ultra-large crude oil tankers.
(d)  Includes a $26.0 charge ($16.8 after taxes) to settle litigation with tobacco growers and a
     $28.0 charge ($17.1 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business in the nine months ended September 30, 2003.
(e)  Includes a gain of $56.7 in the three and nine months ended September 30, 2003 from the sale of a hotel property.
(f)  Represents 33.43%, 23.01%, 33.43%  and 23.01% of the economic interest in the Carolina
     Group for the respective periods.
(g)  Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per common share in the future would have been insignificant or antidilutive for the periods presented.

Loews Corporation and Subsidiaries
Additional Financial Information

                                                                     September 30,
                                                   ---------------------------------------------
                                                        Three Months          Nine Months
                                                   ---------------------------------------------
                                                       2004        2003        2004       2003
                                                   ---------------------------------------------
                                                                     (In millions)
Revenues:
  CNA Financial                                     $2,379.3    $ 2,561.5   $ 7,659.8  $ 8,202.7
  Lorillard (a)                                        886.7        854.0     2,536.2    2,497.4
  Loews Hotels                                          66.9         65.9       233.9      213.5
  Diamond Offshore                                     209.7        185.0       583.3      504.9
  Texas Gas                                             47.2         45.0       185.3       68.1
  Investment income-net and other (b) (c)              232.4         49.1       341.8      135.5
                                                   ---------------------------------------------
                                                     3,822.2      3,760.5    11,540.3   11,622.1
                                                   ---------------------------------------------

  Investment gains (losses):
   Other (d)                                           (62.2)       164.3      (411.4)     476.9
   Corporate and other                                  25.4         15.2        62.2       26.3
                                                   ---------------------------------------------
                                                       (36.8)       179.5      (349.2)     503.2
                                                   ---------------------------------------------
     Total                                          $3,785.4    $ 3,940.0   $11,191.1  $12,125.3
                                                   =============================================

Income (loss) before taxes:
  CNA Financial                                     $   (8.6)   $(2,940.9)  $   504.0 $(3,053,9)
  Lorillard (e) (f)                                    210.8        196.9       535.0     578.5
  Loews Hotels                                          (1.2)        (0.1)       23.1      17.6
  Diamond Offshore                                       1.4         (8.4)      (29.1)    (56.1)
  Texas Gas                                              1.8          4.1        53.3       6.7
  Investment income-net and other (b) (c) (g)          148.7        (27.0)       90.4     (92.8)
                                                   ---------------------------------------------
                                                       352.9     (2,775.4)    1,176.7  (2,600.0)
                                                   ---------------------------------------------

  Investment gains (losses):
   CNA Financial (d)                                   (62.2)       164.3     (411.4)     476.9
   Corporate and other                                  25.4         17.1       62.0       28.7
                                                   ---------------------------------------------
                                                       (36.8)       181.4     (349.4)     505.6
                                                   ---------------------------------------------

  Loews common stock                                   316.1     (2,594.0)     827.3   (2,094.4)
  Carolina Group stock (h)                              86.3         43.4      209.3      128.8
                                                   ---------------------------------------------
     Total                                          $  402.4   $ (2,550.6)  $1,036.6  $(1,965.6)
                                                   =============================================

Net income (loss):
  CNA Financial                                     $   16.8   $ (1,675.5)  $  370.2  $(1,708.2)
  Lorillard (e) (f)                                    130.5        121.9      328.3      361.2
  Loews Hotels                                          (0.8)                   14.0       11.2
  Diamond Offshore                                       0.1         (5.1)     (13.5)     (26.5)
  Texas Gas                                              1.0          2.2       32.0        3.8
  Investment income-net and other (b) (c) (g)           98.3        (16.8)      60.5      (57.6)
                                                   ---------------------------------------------
                                                       245.9     (1,573.3)     791.5   (1,416.1)
                                                   ---------------------------------------------
  Investment gains (losses):
   CNA Financial (d)                                   (38.2)        94.7     (231.6)     281.2
   Corporate and other                                  16.5         13.1       40.2       21.0
                                                   ---------------------------------------------
                                                       (21.7)       107.8     (191.4)     302.2
                                                   ---------------------------------------------

  Income (loss) from continuing operations             224.2     (1,465.5)     600.1   (1,113.9)
  Discontinued operations-net (i)                                    55.8                  55.4
                                                   ---------------------------------------------
  Loews common stock                                   224.2     (1,409.7)     600.1   (1,058.5)
  Carolina Group stock (h)                              53.4         26.8      128.4       80.4
                                                   ---------------------------------------------
     Total                                          $  277.6   $ (1,382.9)  $  728.5  $  (978.1)
                                                   =============================================

(a)  Includes excise taxes of $167.9, $173.1, $493.6 and $493.4 paid on sales of manufactured products for the respective periods.
(b)  Consists primarily of corporate investment income, interest expenses, operations of Bulova
     Corporation and other unallocated expenses.
(c)  Includes income of $179.3 ($116.5 after taxes)  in the three and nine months ended
     September 30, 2004 from an affiliate's sale of four ultra-large crude oil tankers.
(d)  Includes a loss of $618.6 ($352.9 after tax and minority interest) related to CNA's sale of its individual life insurance business for the nine months ended September 30, 2004.
(e)  The Loews Group's intergroup interest in the earnings of the Carolina Group declined from
     76.99% in 2003 to 66.57% in 2004 due to the sale of Carolina Group stock by Loews in
     November of 2003.
(f)  Includes a $26.0 charge ($16.8 after taxes) to settle litigation with tobacco growers and a
     $28.0 charge ($17.1 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business in the nine months ended September 30, 2003.
(g)  Includes additional interest expense of $17.0 ($11.1 after taxes) for the the nine months ended September 30, 2004 related to charges from the April 12, 2004 early redemption of
     $300.0 principal amount of the Company's 7.625% notes.
(h)  Represents 33.43%, 23.01%, 33.43%  and 23.01% of the economic interest in the Carolina
     Group for the respective periods.
(i)  Includes a gain of $56.7 in the three and nine months ended September 30, 2003 from the sale of a hotel property.